                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         (Date of report)                   FEBRUARY 15, 2007
         (Date of earliest event reported)  FEBRUARY 15, 2007

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


              TEXAS                     333-88577             74-2684967
  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)              File Number)        Identification No.)

                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information disclosed under Item 7.01 below is incorporated herein by reference.

ITEM 7.01   REGULATION FD DISCLOSURE.

Our summarized operating and financial information as of, and for the three and twelve months ended, December 31, 2006 and 2005 is as follows:



                                                             Three months ended                Twelve months ended
                                                                 December 31                       December 31
(unaudited)                                                 2006             2005             2006             2005
----------------------------------------------------      --------         --------         --------         --------
OPERATING RESULTS
Gas delivered (million cubic feet)                         195,361          195,086          799,301          807,531
Average throughput (million cubic feet per day)              2,178            2,173            2,246            2,277

FINANCIAL RESULTS (millions of U.S. dollars)
Operating revenues, net                                      $79.4            $80.1           $310.9           $321.7
Operating expenses
    Operations and maintenance                                13.6             10.1             49.5             39.5
    Depreciation and amortization                             14.7             14.9             58.7             58.1
    Taxes other than income                                    7.3              7.9             31.5             31.3
                                                          --------         --------         --------         --------
Total operating expenses                                      35.6             32.9            139.7            128.9
                                                          --------         --------         --------         --------
Operating income                                              43.8             47.2            171.2            192.8
Interest expense, net                                        (10.6)           (10.7)           (43.1)           (42.6)
Other income, net                                              0.3              0.2              1.8              2.1
                                                          --------         --------         --------         --------
Net income                                                   $33.5            $36.7           $129.9           $152.3
                                                          ========         ========         ========         ========
CAPITAL EXPENDITURES (millions of U.S. dollars)
Maintenance                                                   $3.7             $6.3            $10.4            $18.3
Growth                                                        $0.2             $5.3            $10.5            $10.3

DISTRIBUTIONS TO PARTNERS (millions of U.S. dollars)         $48.8            $57.0           $178.8           $202.9




                                                                                        December 31,     December 31,
                                                                                                2006             2005
SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                                    (unaudited)
----------------------------------------------------------------------------------      ------------     ------------
Total assets                                                                                $1,544.7         $1,604.7
                                                                                            ========         ========
Other current liabilities and reserves and deferred credits                                     49.8             60.8
Long-term debt (including current maturities) and notes payable                                619.8            628.9
Partners' capital                                                                              874.1            912.7
Accumulated other comprehensive income                                                           1.0              2.3
                                                                                            --------         --------
Total liabilities and partners' equity                                                      $1,544.7         $1,604.7
                                                                                            ========         ========

Our net income for the three months ended December 31, 2006, was $3.2 million lower when compared to the same period in 2005. The reduction in our net income was primarily due to increased operations and maintenance expenses. Our net income for 2006 was $22.4 million lower when compared to 2005. The reduction in our net income was primarily due to decreased net operating revenues and increased operations and maintenance expenses. The decrease in our net operating revenues for 2006 was mainly due to a one-time increase in revenues in the third quarter of 2005 of $9.4 million resulting from the sale of our bankruptcy claims against Enron Corp. and Enron North America Corp. Our increased operations and maintenance expenses, as compared to last year, were due to increased general and administrative expenses.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       Northern Border Pipeline Company
                                       By: ONEOK Partners GP, L.L.C., Operator

Date: February 15, 2007            By: /s/ Jerry L. Peters
                                       -----------------------------------------
                                       Jerry L. Peters
                                       Senior Vice President -- Chief Accounting
                                       Officer